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                      NON-STATUTORY STOCK OPTION AGREEMENT

     THIS AGREEMENT is effective as of September 1, 1996 (the "DATE OF GRANT"), by and between LifeRate Systems, Inc. (the "COMPANY") and William D. Knopf, M.D. (the "OPTIONEE").

     A. The Company has adopted the 1993 Stock Option Plan (the "PLAN") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "COMMITTEE"), to grant non-statutory stock options to employees and nonemployee consultants and independent contractors of the Company.

     B. Optionee is a consultant to the Company and has entered into a Consulting Agreement with the Company (the "CONSULTING AGREEMENT") dated the date hereof, and an Agreement with the Company dated the date hereof (the "AGREEMENT") regarding the settlement of certain claims.

     C. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

     Accordingly, the parties hereby agree as follows:

ARTICLE 1.  GRANT OF OPTION.

     The Company hereby grants to the Optionee the right, privilege, and option (the "OPTION") to purchase Fifty Thousand (50,000) shares (the "OPTION SHARES") of the Company's common stock (the "COMMON STOCK"), according to the terms and subject to the conditions set forth in this Agreement and the Plan. The Option is not intended to be in a "incentive stock option," as that term is used in
Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

ARTICLE 2.  OPTION EXERCISE PRICE.

     The per share price to be paid by Optionee in the event of an exercise of the Option shall be the Fair Market Value (as defined in the Plan) on August 27, 1996.

ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE.

     3.1 INITIAL PERIOD OF EXERCISABILITY. The Option shall become exercisable with respect to the Option Shares in three installments. The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which this Option shall become exercisable on such dates:


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          Initial Date of                    Number of Option Shares
          Exercisability                     Available for Exercise
          ---------------                    -----------------------

         September 1, 1996                             16,667
         September 1, 1997                             16,667
         September 1, 1998                             16,666

     The foregoing rights to exercise this Option shall be cumulative with respect to the Option Shares becoming exercisable on each such date but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on September 1, 2006 (the "TIME OF TERMINATION").

     3.2  INITIAL PERIOD OF EXERCISABILITY

     (a) In the event the Optionee's service with the Company is terminated for "Cause" (as defined in the Consulting Agreement) or the Optionee terminates his service with the Company prior to September 1, 1998, this Option shall remain exercisable to the extent exercisable as of such termination until three months after such termination.

     (b) In the event the Optionee's service with the Company is terminated without "Cause" or by death or total disability, this Option shall become immediately exercisable in full until the Time of Termination.

     (c) Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality or non-compete agreement entered into by the Optionee with the Company or the Optionee's actions result in a material breach of the terms of any confidentiality or non-compete agreement with the Company, whether such breach occurs before or after termination of the Optionee's service with the Company, the Committee in its sole discretion may immediately terminate all rights of the Optionee under this Agreement and the Plan without notice of any kind.

ARTICLE 4.  MANNER OF OPTION EXERCISE.

     4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Edina, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice shall be specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the Optionee. In the event that the Option is being exercised by any person or persons other than the Optionee (such as by the Optionee's heir(s) or legal representative(s), in the event of death or disability of Optionee), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. Such notice shall be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being


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exercised, as provided by the Plan, by any person or persons other than the
Optionee, the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

     4.2 PAYMENT. At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company; provided, however, that to the extent permitted by the Plan, the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Company may in its discretion determine), by transfer from the Optionee to the Company of Previously Acquired Shares, or by a combination thereof. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

     4.3 INVESTMENT PURPOSE. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (1)(a) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (b) exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (2) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. In the event that, at the time of the attempted exercise of this Option, any of these conditions to the issuance of a certificate for shares of Common Stock have not been satisfied, such exercise shall be deemed withdrawn and the Company shall return any payments made with respect thereto unless the Optionee, within 15 days after being informed of the nonsatisfaction of such conditions, gives the Company written notice that he or she wants such exercise to remain suspended (in which event such exercise shall be deemed to be effective on the earliest date upon which such conditions have been satisfied). Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.


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ARTICLE 5.  NONTRANSFERABILITY.

     Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan. Any attempt to transfer or encumber this Option other than in accordance with this Agreement shall be null and void and shall void this Option.

ARTICLE 6.  LIMITATION OF LIABILITY

     Nothing in this Agreement shall be construed to (a) limit in any way the right of the Company to terminate the service of the Optionee at any time, or
(b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

ARTICLE 7.  NO WITHHOLDING TAXES.

     The Company is entitled to (a) withhold and deduct from future fees payable to the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

ARTICLE 8. ADJUSTMENTS.

     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Company (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.


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ARTICLE 9.  SUBJECT TO PLAN.

     The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and the Optionee, by execution hereof, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail.

ARTICLE 10.  MISCELLANEOUS.

     10.1 BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     10.2 GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

     10.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

     10.4 AMENDMENT AND WAIVER. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     10.5 RESCISSION OF OPTION. Notwithstanding any provision in this Option Agreement to the contrary, in the event the Optionee delivers a Notice of Rescission (a defined in the Settlement Agreement) to the Company, then this Option Agreement and the Option and Option Shares shall, upon receipt of the Notice of Rescission by the Company, also be deemed to be simultaneously rescinded and rendered null and void in all respects.

     The parties hereto have executed this Agreement effective as of the day and year first above written.

                                   LIFERATE SYSTEMS, INC.

                                   By:/s/ William W. Chorske
                                      --------------------------------------
                                   Its: CEO
                                       -------------------------------------


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                                   OPTIONEE:

[By execution hereof, the               /s/ William D. Knopf, M.D.
Optionee acknowledges having            ------------------------------------
received a copy of the Plan.]           William D. Knopf, M.D.


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